WORLD HEADQUARTERS
6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612

[LOGO - ROHN INDUSTRIES, INC.]


FOR FURTHER INFORMATION:
Al Dix
Chief Financial Officer
(309) 633-6809
al.dix@rohnnet.com


                   PEMBERTON ANNOUNCES PLANNED RETIREMENT
                      BOARD APPOINTS WARD AS SUCCESSOR


September 23, 2002, Peoria, IL -- ROHN Industries, Inc. (Nasdaq: ROHN), a global provider of infrastructure equipment for the telecommunications industry, announced today that Brian B. Pemberton, President and CEO, has advised the Board of Directors of his intention to retire as an officer and director of the Company on November 11, 2002, the expiration date of his current employment agreement with the Company. Mr. Pemberton will continue to serve as a consultant to the Company through the end of 2003. The Board has appointed Horace Ward, currently Senior Vice President and Chief Operating Officer of the Company, to succeed Pemberton as President and Chief Executive Officer effective November 12, 2002. On that date Mr. Ward will also fill the vacancy on the Company's Board of Directors created by the retirement of Mr. Pemberton.

Michael E. Levine, Chairman of the Board of Directors, stated "The Company is grateful for Brian's courage, energy and persistence during these very challenging times for our business. He has led the company through an extremely difficult cost and scale reduction that has enabled it to survive to this point in a very threatening environment while others are failing. In this he has been ably assisted by Horace Ward, and we are very pleased that Horace has agreed to become CEO and help us continue to find efficiencies and search for new sources of revenue." Mr. Pemberton stated "I am looking forward to spending more time with my family and am delighted that the Board selected Horace to lead the Company forward."

Mr. Ward has served as Senior Vice President and Chief Operating Officer of the Company since November 2001. He joined the Company in 1998 and has served as President of the Company's equipment enclosure business. Mr. Ward has a degree in Industrial Engineering from Auburn University and held various engineering and management positions prior to joining the Company.

ROHN Industries, Inc. is a leading manufacturer and installer of telecommunications infrastructure equipment for the wireless and fiber optic industries. Its products are used in cellular, PCS, fiber optic networks for the Internet, radio and television broadcast markets. The company's products include towers, equipment enclosures, cabinets, poles and antennae mounts, as well as design and construction services. ROHN has manufacturing locations in Peoria, Ill.; Frankfort, Ind.; and Bessemer, Ala., along with a sales office in Mexico City, Mexico.

Statements in this press release include "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; our failure to enter into an amendment to our Credit Agreement to waive or cure existing defaults thereunder; our delisting from the Nasdaq National Market, our possible transfer to the Nasdaq SmallCap Market; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.